Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 30, 2022, with respect to the consolidated financial statements of Prenetics Group Limited, incorporated herein by reference.

/s/ KPMG

Hong Kong

May 27, 2022